Exhibit 10.6.18
TENTH AMENDMENT TO LEASE
1.	PARTIES
1.1	THIS AGREEMENT made the 8th day of May, 2009 is by and between 5 INDEPENDENCE SPE LLC (hereinafter “Landlord”) whose address is c/o Mack-Cali Realty Corporation, 343 Thornall Street, P.O. Box 7817, Edison, New Jersey 08818-7817 and HARRIS INTERACTIVE INC., (hereinafter “Tenant”) whose address is 135 Corporate Woods, Rochester, New York 14623-1457.
2.	STATEMENT OF FACTS
2.1	Bellemead Development Corporation and Total Research Corporation, predecessor in interest to Tenant, heretofore entered into a certain lease dated December 2, 1985, as amended on July 31, 1986, January 5, 1987, November 27, 1990, December 27, 1995, December 12, 1996, February 19, 1998, June 15, 1998, September 28, 1999, December 15, 2000, February 20, 2004 and September 24, 2008 (said lease as it was and may hereafter be amended is hereinafter called the “Lease”) with respect to approximately 29,112 gross rentable square feet (the “Existing Premises”) in a portion of the building commonly known as 5 Independence Way, Princeton, New Jersey (the “Building”); and

2.2	Landlord and Tenant entered into the Ninth Amendment to Lease and Partial Surrender Agreement dated September 24, 2008 whereby Tenant desired to reduce the Existing Premises by approximately 5,627 gross rentable square feet of the Building (“Surrender Premises”), so that the Premises shall therefore consist of approximately 23,485 gross rentable square feet (“Retained Premises”).

2.3	The Effective Date applicable to the Retained Premises is the day Landlord, at Landlord’s sole cost and expense, completes construction of a demising wall between the Surrender Premises and the Retained Premises; and

2.4	It has been determined in accordance with the provisions of Article 3(c) of the Ninth Amendment to Lease and Partial Surrender Agreement that January 1, 2009 is the Effective Date of the Term applicable to the Retained Premises.
3.	AGREEMENT
          NOW, THEREFORE, in consideration of the Premises and the covenants hereinafter set forth, Landlord and Tenant agree as follows:
3.1	The above recitals are incorporated herein by reference.

3.2	All capitalized and non-capitalized terms used in this Agreement which are not separately defined herein but are defined in the Lease shall have the meaning given to any such term in the Lease.

3.3	The Effective Date of the Term applicable to the Retained Premises is January 1, 2009 and the Expiration Date thereof is December 31, 2018.

3.4	This Agreement is executed by the parties hereto for the purpose of providing a record of the Effective and Expiration Dates of the Retained Premises, adjusting the Term of the Lease and Minimum Rent amount accordingly.

3.5	Tenant hereby represents to Landlord that (i) there exists no default under the Lease either by Tenant, or to its knowledge, by Landlord; and (ii) there exists no offset, defense or counterclaim to Tenant’s obligation under the Lease.

3.6	Except as amended herein, the Lease (as previously amended) shall remain in full force and effect as if the same were set forth in full herein and Landlord and Tenant hereby ratify and confirm all the terms and conditions thereof.

3.7	This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.

3.8	Each party agrees that it will not raise or assert as a defense to any obligation under the Lease or this Agreement or make any claim that the Lease or this Agreement is invalid or unenforceable due to any failure of this document to comply with ministerial requirements including, but not limited to, requirements for corporate seals, attestations, witnesses, notarizations, or other similar requirements, and each party hereby waives the right to assert any such defense or make any claim of invalidity or unenforceability due to any of the foregoing.
          IN WITNESS THEREOF, Landlord and Tenant have hereunto set their hands and seals the date and year first above written and acknowledge one to the other they possess the requisite authority to enter into this transaction and to sign this Agreement.
LANDLORD:
5 INDEPENDENCE SPE LLC
By: Gale SLG NJ Mezz LLC, sole member
           By: Gale SLG NJ Operating Partnership L.P., sole member
                     By: Gale SLG NJ GP LLC, general partner
                               By: Mack-Green-Gale LLC, sole member
                                         By: Mack-Cali Ventures L.L.C., managing member
                                                  By: Mack-Cali Realty, L.P., sole member
                                                                      By: Mack-Cali Realty Corporation, general partner

By:	/s/ Mitchell E. Hirsch Michael A. Grossman
Executive Vice President

TENANT:

HARRIS INTERACTIVE INC.

By:	/s/ Deborah Rieger-Paganis		By:	/s/ Marc H. Levin

	Name:	Deborah Rieger-Paganis (please print)		Name:	Marc Levin (please print)

	Title:	Interim CFO (please print)		Title:	SVP and General Counsel (please print)

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